UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 19, 2005

                       NATIONAL DIVERSIFIED SERVICES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                                         002-99080
11-2820379
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

       201 Circle Drive North, Building 112, Piscataway, New Jersey 08854
               (Address of principal executive offices) (zip code)

                                 (732) 356-9555
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On August 19, 2005, in connection with the merger of The Certo Group, Inc. ("Certo") into NADS Acquisition Corp., our wholly owned subsidiary, executed an Assignment and Assumption Agreement agreeing to assume all rights and obligations of The Certo Group, Inc pursuant to that certain Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., dated April 28, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 95% of the lowest volume weighted average price of the common stock as quoted on Bloomberg LP during the five consecutive trading days immediately following the notice date.

     We have agreed to pay Cornell Capital Partners, L.P. 10% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, upon execution of the Assignment and Assumption Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $990,000, which was paid by the issuance of a convertible debenture in the principal amount of $990,000. The convertible debenture has a term of fifteen months, accrues interest at 12% and is convertible into our common stock at a price per share of $0.16. Cornell Capital Partners may not convert the debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

     We engaged Monitor Capital Inc., a registered broker-dealer, as placement agent in connection with the Standby Equity Distribution Agreement. For its services, we agreed to issue Monitor Capital Inc. shares of our common stock in an amount equal to $10,000.

     We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable pursuant to the Standby Equity Distribution Agreement, the shares of common stock issuable pursuant to the $990,000 principal amount convertible debenture and the shares of common stock issuable to Monitor Capital Inc. We cannot sell shares of common stock to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement until such registration statement is declared effective by the Securities and Exchange Commission.

     In addition to the Standby Equity Distribution Agreement, on August 19, 2005, in connection with the cancellation of a promissory note in the principal amount of $600,000 to Montgomery Equity Partners, Ltd. on April 28, 2005 and the payment of an additional $300,000, we issued an Amended and Restate Promissory Note, in the principal amount of $900,000, to Montgomery Equity Partners, Ltd. The Amended and Restate Promissory Note has a term of one year and accrues interest at 24%.

Item 2.03 Creation of a Direct Financial Obligation.

         See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

         See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

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

(c)      Exhibits.

Exhibit Number      Description
---------------     ------------------------------------------------------------
10.1                Standby Equity Distribution Agreement, dated April 28, 2005, between  Cornell Capital  Partners,  LP and The Certo Group,
                    Inc.

10.2 Registration Rights Agreement, dated April 28, 2005, by and between The Certo Group, Inc and Cornell Capital Partners, LP, in connection with the Standby Equity Distribution Agreement.

10.3 Escrow Agreement, dated April 28, 2005, by and between The Certo Group, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq., in connection with the Standby Equity Distribution Agreement.

10.4 Placement Agent Agreement, dated April 28, 2005, by and among The Certo Group, Inc., Monitor Capital Inc. and Cornell Capital Partners, L.P.

10.5 Promissory Note, dated August 19, 2005, issued by National Diversified Services, Inc. to Montgomery Equity Partners, Ltd

10.6 Security Agreement, dated August 19, 2005, by and between National Diversified Services, Inc. and Montgomery Equity Partners, Ltd.

10.7 Assignment and Assumption Agreement, dated August 19, 2005, by and among National Diversified Services, Inc., NADS Acquisition Corp. and Montgomery Equity Partners, Ltd.

10.8 $990,000 principal amount Compensation Debenture, dated August 19, 2005, issued by National Diversified Services, Inc to Cornell Capital Partners, LP, in connection with the Standby Equity Distribution Agreement.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          National Diversified Services, Inc.


Date: August 25, 2004                     /S/ Dominic Certo
                                          -----------------------------------
                                          Dominic Certo
                                          President




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